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                                                                  Exh. B-2



                            BY-LAWS

                               of

          WEST VIRGINIA POWER AND TRANSMISSION COMPANY

                           ARTICLE I.

                          STOCKHOLDERS

SECTION 1 - ANNUAL MEETING

         The annual meeting of the stockholders shall be held at principal office of the Company, or at such other place or places either within or without the State of West Virginia as may be designated by the Board of Directors, on the last Tuesday in February in each year, or, if that be a legal holiday, then on the next business day, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.


SECTION 2 - SPECIAL MEETINGS

        Special meetings of the stockholders may be called at any time by the Board of Directors, or by the President and Secretary, or by any number of stockholders owning in the aggregate of at least one-tenth of the number of shares outstanding and entitled to vote. Special meetings of the stockholders may be held at the principal office of the Company, or at such other place or places, either within or without the State of West Virginia, as may be designated in the notices of such meetings.


SECTION 3 - NOTICE OF MEETINGS

          Notice of each annual or special meeting of the stockholders shall be given by mailing to each stockholder entitled to vote thereat at his last known post office address, postage prepaid, at least ten days prior to the date of the meeting, a written or printed notice thereof, or by publication of notice thereof once a week for two successive weeks in some newspaper published and of general circulation in the county of the principal office or place of business of the Company in West Virginia. Such notice shall state the time and place of such meeting. The notice of special meetings of the stockholders shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at any such meeting. Notice of the time, place or purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy, or if every absent stockholder so entitled to vote shall, in writing filed with the records of the meeting, either before or after the holding thereof, waive such notice.


SECTION 4 - QUORUM

           A quorum of the stockholders shall consist of at least
a  majority of all of the shares of stock entitled to vote.   Any
number less than a quorum present may adjourn any stockholders' meeting until a quorum is present.


SECTION 5 - CHAIRMAN

         Meetings of the stockholders shall be presided over by the President or, in his absence, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the Company or, in his


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absence,  an  Assistant  Secretary, or, if  no  such  officer  is present, a secretary appointed at the meeting shall act as secretary of such meeting.


SECTION 6 - VOTING

        In all elections of directors each stockholder shall have the right to cast one vote for each share of stock owned by him and entitled to a vote, and he may cast the same in person or by proxy, for as many persons as there are directors to be elected, or he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal, or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and directors shall not be elected in any other manner. The voting at such elections shall be by ballot, and a majority of the votes cast thereat shall elect. At any such election, upon the request of the holders of ten per cent of the stock entitled to vote thereat, the Chairman of the meeting shall appoint two Judges of election, who shall first subscribe an oath or affirmation to execute faithfully the duties of Judges at such election with strict impartiality and according to the best of their ability, and shall make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed as such Judge.

         On any question to be determined by a vote of shares at any meeting of stockholders, other than the election of directors, each stockholder shall be entitled to one vote for each share of stock owned by him and entitled to a vote at such meeting, and he may exercise this right in person or by proxy.


                          ARTICLE II.

                       BOARD OF DIRECTORS


SECTION 1 - NUMBER; TIME OF HOLDING OFFICE

         The business of the Company shall be managed and controlled by a Board of five Directors, who shall hold office until the annual meeting of stockholders next ensuing after their election and until their successors are respectively elected and qualified. Directors need not be stockholders or residents of the State of West Virginia.


SECTION 2 - COMMITTEES

         The Board may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees to consist of two or more of the directors, which to the extent provided in such resolution or resolutions, shall have and may exercise  the  powers  of  the Board in  the  management  of  the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it, and which shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate alternate members of any committee.

SECTION 3 - VACANCIES

         Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, though less than a quorum, and the directors so elected shall hold office until the annual meeting of the stockholders next ensuing after their election and until their successors are respectively elected and qualified.


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SECTION 4 - REGULAR MEETINGS

         Regular meetings of the Board shall be held at such time or place, either within or without the State of West Virginia, as may be determined from time to time by resolution of the Board.


SECTION 5 - SPECIAL MEETINGS

         Special meetings of the Board may be called, at any time by the President, a Vice President or any two directors, and shall be held at such time or place, either within or without the State of West Virginia, as may be stated in the notice of the meeting.


SECTION 6 - NOTICE OF MEETINGS

         Telegraphic, written or printed notice stating the time and place of every regular meeting and the time, place and purpose of every special meeting of the Board shall be given each director not less than two days before such meeting. Notice of the time, place or purpose of any meeting of the Board may be dispensed with if every director shall attend in person or if every absent director shall in writing file with the records of the meeting, either before or after the holding thereof, a waiver of such notice.


SECTION 7 - QUORUM

        A majority of the directors shall constitute a quorum for the transaction of business. Any number less than a quorum present may adjourn any meeting of the Board until a quorum is present.

        Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by the whole Board or committee and is evidenced by one or more written consents describing the action taken, signed by all directors on the Board or committee and filed with the minutes or corporate records of Board and committee proceedings. Members of the Board may participate in a regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting.

SECTION 8 - POWERS OF DIRECTORS

         The Board may exercise all of the powers of the Company, except such as are by law or by the charter or by the By-laws conferred upon or reserved to the stockholders.

                          ARTICLE III.

                            OFFICERS

SECTION 1 - EXECUTIVE OFFICERS

         The Board shall at its annual meeting elect a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers, and it may from time to time elect or appoint a Chairman of the Board.
Any two of the officers, except those of Chairman of the Board, President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or
by   the  By-laws  to  be  executed,  acknowledged,

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verified  or countersigned by two or more officers.  The Board also may from time to time elect or appoint such other officers, agents and employees as it may deem proper.

         The Chairman of the Board and the President shall be chosen from among the directors, but no other officer need be a member of the Board of Directors.

            All  officers  shall  hold office  until  the  annual
meeting of the Board next ensuing after their election and until their successors are respectively elected and qualified. The
Board may fill any vacancy which may occur in any office. All officers, agents and employees shall be removable at the will of the Board; provided, however, that the word "officer", as used in these By-laws, shall not be construed to mean "director".


SECTION 2 - CHAIRMAN OF THE BOARD

        It shall be the duty of the Chairman of the Board, if one is elected, to preside at meetings of the Board of Directors. He may sign and execute all authorized contracts in the name of the Company and he shall perform such other duties as may be assigned to him from time to time by the Board.


SECTION 3 - PRESIDENT

         It shall be the duty of the President to preside at meetings of the stockholders and, in the absence of a Chairman of the Board, at meetings of the Board of Directors; he shall present a report of the state of the business of the Company at each annual meeting of the stockholders; he may sign and execute all authorized contracts in the name of the Company and may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of shares in the capital stock of the Company; he shall have direct charge of the business of the Company, subject to the control of the Board, and he shall do and perform all acts and things incident to the position of President, and such other duties as may be assigned to him, from time to time, by the Board.


SECTION 4 - VICE PRESIDENT

         In the absence or inability to act of the President, any Vice President may perform the duties and may exercise any of the powers of the President, subject to the control of the Board; and the Vice Presidents shall respectively perform such other duties as may be assigned to them from time to time by the Board or by the President.


SECTION 5 - SECRETARY

It shall be the duty of the Secretary to keep the minutes of all meetings of the Board, in a proper book provided for that
purpose,   and   also  the  minutes  of  all  meetings   of   the
stockholders; he shall attend to the giving and serving of all notices of the Company; he may sign, with the President or a Vice President, all authorized contracts in the name of the Company, and shall affix the seal of the Company thereto; he may sign, with the President or a Vice President, all certificates of shares in the capital stock of the Company and shall affix the seal of the Company to all such certificates when properly signed in accordance with
Section 1 of Article IV of these By-laws; he shall have general charge of the Certificate Book, Transfer Book and Stock Ledger, and such other books and papers as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and he shall in

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general perform all the duties incident to the office of Secretary, subject  to  the control of the Board.


SECTION 6 - ASSISTANT SECRETARIES

        Any Assistant Secretary may sign, with the President or a Vice President, certificates of shares in the capital stock of the Company.

         In the absence or inability to act of the Secretary, the Assistant Secretaries shall perform all the duties and may exercise any of the powers of the Secretary, subject to the control of the Board.


SECTION 7 - TREASURER

         It shall be the duty of the Treasurer, subject to the control of the Board, to have the general care and custody of all the funds and securities of the Company which may come into his hands, and to endorse the same for deposit or collection when necessary or proper, as such Treasurer, and to deposit the same to the credit of the Company, in such bank or banks or depository as the Board may designate; he may endorse bills of lading, warehouse receipts, insurance policies and other commercial documents requiring endorsements for or on behalf of the Company;
he shall sign all receipts and vouchers for payments made to the Company; he may sign, with the President or a Vice President, certificates of shares in the capital stock; he shall render a statement of his cash account to the Board or such executive officer as it may designate, as often as shall be required; he shall enter regularly, in books to be kept by him for that purpose, full and accurate account of all moneys received and paid by him on account of the Company; he shall, at all reasonable times, exhibit his books and accounts to any director of the Company, upon application at the office of the Company during business hours; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board, or such executive officer as it may designate; and he shall give a bond for the faithful discharge of his duties in such sum and with such surety as the Board may require.


SECTION 8 - ASSISTANT TREASURERS

        Any Assistant Treasurer may sign, with the President or a Vice President, certificates of shares in the capital stock of the Company.

         In the absence or inability to act of the Treasurer, the Assistant Treasurers shall perform all the duties and may exercise any of the powers of the Treasurer, subject to the control of the Board.

                          ARTICLE IV.

                         CAPITAL STOCK


SECTION 1 - STOCK CERTIFICATES

        Every holder of stock in the Company shall be entitled to have a certificate, in such form as shall be approved by the
Board, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or a Secretary or an
Assistant Secretary of the Company, certifying the number of shares owned by such holder. Where such certificate is countersigned by a transfer agent or transfer clerk and by a registrar, the signature of any such officer may be facsimile.

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SECTION 2 - TRANSFER OF SHARES

         Shares of stock of the Company shall be transferred on its books only by the holder thereof in person or by his attorney, upon surrender and cancellation of a certificate or certificates for the same number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

SECTION 3 - TRANSFER BOOKS

         A book or books for the transfer of stock shall be kept by the Company or by one or more transfer agents appointed by the Board, and transfers shall be made under such regulations as the Board shall determine.


SECTION 4 - CLOSING OF BOOKS; RECORD DATE

         The Board may fix the time, not exceeding forty days preceding the date of any meeting of the stockholders or any dividend payment date or any date for the allotment of rights, during which the books of the Company shall be closed against the transfer of stock; or, in lieu of providing for the closing of the books against transfers of stock, may fix a date not exceeding forty days preceding the date of any meeting of the stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting and/or entitled to receive such dividend payment or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and/or to vote at such meeting or to receive such dividend payment or rights.

SECTION 5 - LOST OR DESTROYED CERTIFICATES

         A new certificate may be issued in lieu of a stock certificate lost or destroyed (a) upon delivery to the Company, by the holder of record of said lost or destroyed certificate, if an affidavit of ownership and loss and a bond of indemnity satisfactory to the Board, together with such further assurance or instruments as may be reasonable required by the Board, or (b) upon compliance with any terms and conditions upon which such holder may by law be entitled to require the issuance of such new certificate.

SECTION 6 - DIVIDENDS

        The Board may from time to time declare and pay dividends from the surplus or net profits of the Company whenever they shall deem it expedient, in the exercise of their discretion, and in conformity with the provisions upon which the capital stock of the Company has been issued.


                           ARTICLE V.

                      FISCAL YEAR AND SEAL

SECTION 1 - FISCAL YEAR

         The fiscal year of the Company shall begin on the first day of January and shall end on the thirty-first day of December in each year.

SECTION 2 - CORPORATE SEAL

         The Board shall provide a suitable seal containing the name of the Company, which seal shall be under the general charge of the Secretary.

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                          ARTICLE VI.

                            BY-LAWS

         The stockholders shall have the power to make, amend and repeal the By-laws of the Company at any regular or special meeting by a majority of the votes cast thereat. The Board shall have the power to amend, alter and supplement the By-laws of the Company at any regular or special meeting by a majority of the votes cast thereat. Any By-laws or amendments to By-laws made by the Board may be amended, altered or repealed by the Board or by the stockholders.


February 25, 1997
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